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                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                USA TRUCK, INC.

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

                                                  Three Months Ended
                                                       March 31
                                             --------------------------
                                                 1997           1996
                                              ----------     ----------
Average shares outstanding                     9,346,605      9,497,050

Net effect of dilutive stock options-
  based on the treasury stock method
  using average market price                      72,440        226,487

                                              ----------     ----------
Totals                                         9,419,045      9,723,537
                                              ==========     ==========

Net income                                    $1,281,602     $  758,248
                                              ==========     ==========

Net income per share                          $     0.14     $     0.08
                                              ==========     ==========